UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2006

ICF CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	0-16472	95-4628378
(State or other Jurisdiction)	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4030 Pike Lane, Suite C
Concord, California 94520
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 849-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On July 26, 2006, the Registrant and its wholly-owned operating subsidiary, ICF Communication Solutions, Inc. (the “Operating Subsidiary”) entered into a Third Amendment to Loan Documents (the “Third Amendment”) with Laurus Master Fund, Ltd. (“Laurus”) whereby we agreed to (a) amend certain of the terms of a secured financing arrangement which we entered into with Laurus on November 30, 2004 (the “Laurus Financing”) and (b) hire a new President and Chief Operating Officer within 60 days. For more information on the Laurus Financing, the documentation executed in respect of the Laurus Financing and certain amendments to such documentation prior to the date of this Report, please see the Current Reports on Form 8-K filed by the Registrant on December 9, 2004 (as amended on December 13, 2004) and May 2, 2005 and Amendment No. 1 to the Registration Statement on Form SB-2 filed by the Registrant on August 1, 2005 (including the exhibits to each).

Pursuant to the Third Amendment and certain documentation executed in connection with the Third Amendment (please see Item 9.01 to this Report - Exhibits), Laurus has agreed to make up to an additional $1 million available under our revolving line of credit and to postpone certain interest payments until November 30, 2007 (when the Laurus debt matures).

Also on July 26, 2006, the Registrant issued a promissory note in the principal amount of $1 million (the “Graf Note”) to Peter Graf (“Graf”) and, to secure its obligations under the Graf Note, granted to Graf a security interest in all of the assets of the Registrant and of the Operating Subsidiary.

As consideration for the transactions contemplated by the Third Amendment, we agreed to issue to Laurus a 10 year warrant to purchase up to 750,000 shares of our common stock at a price of $0.01 per share (the “Laurus Warrant”). As consideration for the extension of credit represented by the Graf Note, we agreed to issue 750,000 shares of our common stock to Graf.

ITEM 3.02 Unregistered Sales of Equity Securities

The securities referred to in Item 1.01 of this Report (including the securities issuable upon exercise of the Laurus Warrant) were issued to persons who represented that they were “accredited investors” as defined in Rule 501(a) of Regulation D (“Regulation D”) under the Securities Act of 1933, as amended (the “Act”), and, accordingly, were issued in transactions exempt from the registration requirements of the Act by reason of Rule 506 of Regulation D.

ITEM 9.01 Exhibits

The following exhibits are filed as part of this Report:

1.1	Third Amendment to Loan Documents dated as of July 26, 2006 by and among Laurus, the Registrant and the Operating Subsidiary.

1.2	Amended and Restated Secured Convertible Revolving Note dated as of July 26, 2006 executed by the Registrant in favor of Laurus.

1.3	Overadvance Side Letter dated as of July 26, 2006 by and among Laurus, the Registrant and the Operating Subsidiary.

1.4	Reaffirmation and Ratification Agreement dated as of July 26, 2006 by and among Laurus, the Registrant and the Operating Subsidiary.

1.5	Common Stock Purchase Warrant dated as of July 26, 2006 executed by the Registrant in favor of Laurus.

1.6	Promissory Note dated as of July 26, 2006 executed by the Registrant in favor of Graf.

1.7	Term Note Security Agreement dated as of July 26, 2006 by and among Graf, the Registrant and the Operating Subsidiary.

1.8	Amended and Restated Subordination Agreement dated as of July 26, 2006 by and among, inter alia, Laurus, Graf, the Registrant and the Operating Subsidiary.

1.9	Amended and Restated Subordination Agreement dated as of July 26, 2006 by and among Laurus, Graf, Anixter Inc., the Registrant and the Operating Subsidiary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF CORPORATION

Date: August 1, 2006
By: /s/ Janice B. Fuellhart
Chief Executive Officer